UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

June 12, 2014

CELATOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54852	20-2680869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 PrincetonSouth Corporate Center Suite 180 Ewing, New Jersey	08628
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 243-0123

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2014, Celator Pharmaceuticals, Inc. (the “Company”) filed a Certificate of Amendment to its Third Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The Certificate of Amendment reduced the authorized shares of the Company’s common stock from 255,000,000 shares to 200,000,000 shares and the Company’s preferred stock from 232,162,828 shares to 20,000,000 shares.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its 2014 Annual Meeting of Stockholders on June 12, 2014. The following are the voting results for each matter voted upon:

Proposal 1: The election of the following nominees as directors of the Company to serve until the Company’s 2015 Annual Meeting of Stockholders and until their successors are elected.

Name of Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

Joseph A. Mollica	15,209,741	3,300	1,479,603
Michael R. Dougherty	15,209,741	3,300	1,479,603
Scott T. Jackson	15,209,741	3,300	1,479,603
Richard S. Kollender	14,905,267	307,774	1,479,603
Joseph M. Lobacki	15,209,741	3,300	1,479,603
Scott Morenstein	15,209,741	3,300	1,479,603
Nicole Vitullo	15,209,741	3,300	1,479,603

Proposal 2: The adoption of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended, to reduce the authorized shares of the Company’s common stock and preferred stock.

For	Against	Abstain	Broker Non-Votes
15,171,841	40,800	400	1,479,603

Proposal 3: The ratification of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

For	Against	Abstain	Broker Non-Votes
16,680,229	--	12,415	--

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to Third Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on June 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELATOR PHARMACEUTICALS, INC.

By:	/s/ Fred M. Powell
Fred M. Powell,
Vice President and Chief Financial Officer

Date: June 13, 2014

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